As Filed with the Securities and Exchange Commission on August 14 , 1996
                                               Registration No. 33-69816
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                    ________________________

                           Alteon Inc.
   (Exact Name of Registrant as Specified in its Charter)

       Delaware                           13-3304550
(State of Incorporation)     (I.R.S. Employer Identification No.)



                        170 Williams Drive
                     Ramsey, New Jersey  07446
                          (201) 934-5000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                         James J. Mauzey
                     Chief Executive Officer
                           Alteon Inc.
                       170 Williams Drive
                     Ramsey, New Jersey 07647
                         (201) 934-5000
   (Name, address, including zip code, and telephone
      number, including area code, of agent for service)
                    ________________________


                           Copy to:
                    Richard J. Pinto, Esq.
           Smith, Stratton, Wise, Heher & Brennan
                    600 College Road East
                 Princeton, New Jersey 08540
                       (609) 924-6000
                    ________________________

             REMOVAL OF SHARES FROM REGISTRATION


     Pursuant to the undertaking of Alteon Inc. (the "Registrant") contained in Part II of the Registration Statement on Form S-3 (the "Registration Statement"), the Registrant hereby removes from registration the 422,600 shares of its common stock covered by the Registration Statement which remain unsold on the date of filing of this Post-Effective Amendment No. 1 to the Registration Statement.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on August 12, 1996.


                                   ALTEON INC.




                                   By: /s/ James J. Mauzey
                                       _________________________
                                       James J. Mauzey
                                       Chairman of the Board and
                                       Chief Executive Officer